									Exhibit 99.2

Apple Inc.
Q3 2016 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q3 2016		Q2 2016		Q3 2015		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$17,963		$19,096		$20,209		-6%		-11%
Europe		9,643		11,535		10,342		-16%		-7%
Greater China		8,848		12,486		13,230		-29%		-33%
Japan		3,529		4,281		2,872		-18%		23%
Rest of Asia Pacific		2,375		3,159		2,952		-25%		-20%
Total Apple		$42,358		$50,557		$49,605		-16%		-15%

	Q3 2016		Q2 2016		Q3 2015		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	40,399	$24,048	51,193	$32,857	47,534	$31,368	-21%	-27%	-15%	-23%
iPad (1)	9,950	4,876	10,251	4,413	10,931	4,538	-3%	10%	-9%	7%
Mac (1)	4,252	5,239	4,034	5,107	4,796	6,030	5%	3%	-11%	-13%
Services (2)		5,976		5,991		5,028		0%		19%
Other Products (1)(3)		2,219		2,189		2,641		1%		-16%
Total Apple		$42,358		$50,557		$49,605		-16%		-15%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Internet Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.